UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2014

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

OHIO	1-2299	34-0117420
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification No.)

One Applied Plaza, Cleveland, Ohio 44115
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (216) 426-4000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On July 1, 2014, Applied Industrial Technologies, Inc. (the registrant) entered into certain 3.19% Series C Notes (“Notes”) in the aggregate amount of $120.0 million pursuant to a Request for Purchase dated May 30, 2014 made under a Private Shelf Agreement dated November 27, 1996, as most recently amended on February 4, 2013, between Applied Industrial Technologies, Inc. and Prudential Investment Management, Inc. (assignee of The Prudential Insurance Company of America).

The Notes will bear interest at the rate of 3.19% payable semi-annually in arrears. Equal installments of principal are due on each of July 1, 2020, July 1, 2021 and July 1, 2022. The Notes mature on July 1, 2022.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1 - Request for Purchase dated May 30, 2014 and 3.19% Series C Notes dated July 1, 2014, under Private Shelf Agreement dated November 27, 1996, as most recently amended on February 4, 2013, between Applied Industrial Technologies, Inc. and Prudential Investment Management, Inc. (assignee of The Prudential Insurance Company of America).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Registrant)

By: /s/ Fred D. Bauer
Fred D. Bauer, Vice President-General Counsel & Secretary
Date: July 2, 2014

EXHIBIT INDEX

Exhibit No.     Description
------------      --------------

10.1
Request for Purchase dated May 30, 2014 and 3.19% Series C Notes dated July 1, 2014, under Private Shelf Agreement dated November 27, 1996, as most recently amended on February 4, 2013, between Applied Industrial Technologies, Inc. and Prudential Investment Management, Inc. (assignee of The Prudential Insurance Company of America).